UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2005

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

011-972-4-850-1080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On November 30, 2004 and January 26, 2005, we closed a private placement of 7,550,000 common shares and 7,550,000 share purchase warrants resulting in gross proceeds of $755,000. Proceeds will be used for working capital.

The private placement consisted of the issuance of 7,550,000 units at $0.10 per unit. Each unit consists of one common share and one share purchase warrant. Each warrant shall entitle the holder to purchase one additional common share at a price of $0.30 until November 30, 2006. The shares and warrants are to be registered with the SEC by August 30, 2005 pursuant to an Investor Rights Agreement with each investor. Even once registered, the shares and warrants will be held in escrow and one fourth released to investors quarterly commencing August 30, 2005.

A finder’s fee of 5% in cash and 5% in warrants will be paid on the entire transaction. The finder’s warrants have the same terms as the investors’ warrants.

Item 5.02.    Departure of Directors or principal Officers; Election of Directors' Appointment of Principal Officers

On January 26, 2005 Robert Pico and Meir Segev resigned as directors of our company.

On January 26, 2005 Yoram Drucker was appointed as a director of our company to fill the vacancy created by the resignation of Robert Pico and Israel Ben Yoram was appointed as a director of our company to fill the vacancy created by the resignation of Meir Segev.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Shai Meretzki
Shai Meretzki
Date: January 27, 2005